Exhibit 13.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the transition report on Form 20-F of Li-Cycle Holdings Corp. (the “Company”) for the transition period from November 1, 2022 to December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 30, 2023

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Chief Executive Officer (principal executive officer)